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                                                                  Exhibit 10(ii)


                            C-COR ELECTRONICS, INC.
                          Supplemental Retirement Plan

     1. Selection of Participants. This Plan is an unfunded non-qualified arrangement for a select group of management and/or highly compensated employees of C-COR Electronics, Inc. (hereinafter Corporation"). Each employee selected by Corporation for participation hereunder (hereinafter "Participant") shall indicate his agreement to the terms of this Plan by executing a Participation Agreement to be provided by Corporation.

     2.  Definitions. Certain terms shall be defined hereunder as follows:

         a. "Beneficiary" means a person, persons, trust or trusts which a Participant shall, from time to time, designate in writing to receive any benefits payable to him under this Plan in the event of his death.

         b. "Committee" means the Compensation Committee of the Board of Directors of Corporation.

         c. "Disability" shall have the same meaning as the term is defined in Corporation's Long Term Disability Plan.

         d. "Effective Date of Plan" means April 20, 1993.

         e. "Supplement Retirement Benefit" means a benefit provided to a Participant if he elects to participate under the Plan and remains in Corporation's employ until attaining the age specified in Section 3 of the Plan.

         f. (1) "Participant" means a full-time employee working more than 2,000 hours per year.

         f. (2) "Participant Status Requirement" means a participant who has been a participant in the Plan for five years, hired directly in the plan; or an employee who has been a participant in the Plan for three years by being promoted into the Plan and who has at least two additional years as an employee of C-COR Electronics, Inc.

         g. "Participant Agreement" means the Agreement signed by Participant that evidences his participation in the Plan. A blank Participation Agreement is attached to this Plan and incorporated herein by this reference.

         h. "Plan" means the Supplemental Retirement Plan of Corporation effective April 20, 1993, and as it may be amended from time to time by the Corporation,

         i. "Plan Administrator" means Corporation. Provided, however, that Corporation shall only be designated as Plan Administrator and named Fiduciary of the Plan for purposes of implementing the claims procedure contained in Paragraph 14, and for no other purpose.

         j. "Survivor Benefit" means a benefit provided to Participant's Beneficiary if Participant elects to participate in the Plan and dies prior to commencement of the Supplemental Retirement Benefit while in the employ of Corporation.

         k. "Death Benefit" means a benefit provided to Participant's Beneficiary if Participant elects to participate in the Plan and dies after commencement of the Supplemental Retirement Benefit.

         l. "Year of Service" means a consecutive 12-month period during which an employee completes at least 2,000 hours of service with the Corporation.

         3.  Payments at Retirement.

         a. Normal Retirement Date. If a Participant continues in employment with Corporation until he attains age 65 and 10 years of participant status, then, upon retirement, the Participant shall be entitled to receive from the Corporation a Supplemental Retirement Benefit in the amount specified in his Participation Agreement, payable in equal monthly installments, for a period of 15 years. Such payments shall begin on the first day of the month following the Participant's attainment of his Normal Retirement Date.

         b.  Early Retirement.

             (1) If a Participant's employment with the corporation terminates due to Early Retirement or Disability prior to his attainment of Normal Retirement Date but following his attainment of age 55 and ten (10) years of participant status, such Participant may retire before his Normal Retirement Date and receive early retirement benefits from the Plan. The early retirement benefit shall be equal to the actuarial equivalent of the Supplemental Retirement Benefit (as specified in the Participant's Agreement) commencing at the Normal Retirement Date. Such actuarial equivalent early retirement benefit shall be equal to the Supplemental Retirement Benefit multiplied by the early retirement factor set forth in Appendix A.

             (2) If a Participant's employment with the corporation terminates due to Early Retirement or Disability prior to his attainment of Normal Retirement Date but following his attainment of age 60 and attainment of participant status requirements, but less than ten (10) years of participant status, such Participant may retire before his Normal Retirement Date and receive early retirement benefits from the Plan. This early retirement benefit shall be equal to the early retirement benefit as calculated in Section 3.b. (1) and then multiplied by a benefit percentage factor for years of participant status less than ten (10) years as set forth in Appendix B.

             (3) The Early Retirement or Disability Benefit to which the Participant is entitled shall be paid in equal monthly installments for a period of 15 years. Such payments shall begin on the first day of the month following the Participant's termination of employment. Provided, however, that no early retirement or disability benefit shall be payable under this Section 3.b. if the Participant has not satisfied the participant status requirement. For calculating participant status, the Extended Salary Plan of the Corporation, effective October 1, 1987, shall be a predecessor plan to this Plan.

             c. Late Retirement. If a Participant remains employed after the attainment of his Normal Retirement Date, such benefit shall not commence until he actually retires. The amount of the Participant's late retirement benefit shall be equal to the actuarial equivalent of his Supplemental Retirement Benefit that would have commenced at his Normal Retirement Date. Such actuarial equivalent late retirement benefit shall be equal to the Supplemental Retirement Benefit multiplied by the late retirement factors set forth in Appendix C and payable in equal monthly installments for a period of 15 years.

             d. Death Following Retirement. If a Participant should die after payment of a Supplemental Retirement Benefit begins, but before receipt of the last of such payments, the remaining balance of such payments shall be paid on their due dates to the Participant's beneficiary designated in the Participant's Agreement or, failing such designation, to the Participant's estate. As stated in Section 3.a., the total monthly payments of the Supplemental Retirement Benefit (for pre and post death) shall not exceed fifteen (15) years.

       4. Other Termination of Employment or Participant Status Short of Required Participation Status. If a Participant's employment with the Corporation terminates for any other reason (other than Death, Disability or Retirement), or a Participant has not met the participant status requirements, then he shall not be entitled to payment of a Supplemental Retirement Benefit under the Plan.

      5.  Survivor Benefits (Pre-Retirement Death of Participant).

      (1) If an eligible Participant should die while in the Corporation's employment, and the Participant has become eligible for either Early, Normal, or Late Retirement, but before commencement of the Supplemental Retirement Benefit, such eligible benefit shall become payable to the Participant's beneficiary or, failing such designation, to the Participant's estate. Such benefit shall be paid in equal monthly installments, for a period of 15 years. Such payments shall begin on the first day of the month following the Participant's death.

      (2) If a Participant should die while in the Corporation's employment and the Participant has not become eligible for either Early, Normal, or Late Retirement, but has met the participant status requirements, the Participant's beneficiary or, failing such designation, the Participant's estate, shall be entitled to a survivor benefit. This survivor benefit shall be equal to the actuarial equivalent of the Supplemental Retirement Benefit commencing at Normal Retirement Date. Such actuarial equivalent survivor benefit shall be equal to the Supplemental Retirement Benefit multiplied by the early retirement factors set forth in Appendix A and payable in equal monthly installments for a period of 15 years.
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      6.  Status of Investments.   All investments made by Corporation under
 this Plan will be deemed made solely for the purpose of aiding corporation in measuring and meeting its obligations under this Plan. Corporation shall be the sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments evidencing such investments. Nothing stated herein will cause such investments to be treated as anything but the general assets of corporation, nor will anything stated herein cause such investments to represent the vested, secured or preferred interest of any Participants or his Beneficiaries.

      7.   General Creditor Status   A Participant shall have no claim with
  respect to any particular asset of corporation, but shall be and shall remain at all times a general creditor of Corporation and, therefore, a Participant's rights under the Plan shall have not priority over the rights of any general creditor of Corporation.

      8.   No Assignment.   Neither a Participant nor his personal
  representative shall have any right to commute, sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder which payments and the right thereto are expressly declared to by non-assignable and non-transferable. Any attempted assignment or transfer by a Participant or his personal representative shall be of no effect. Corporation shall have the right to assign this Plan and to transfer its obligations hereunder.

      9. Revocation and Amendment. This Plan may be amended or terminated at any time at the sole discretion of the Board of Directors of corporation; provided, however, that any such amendment or termination shall not affect the rights of any Participant which may have accrued under the Plan at the time of amendment or termination.

     10. No Employment Guarantee. Nothing contained in this Plan shall be construed as conferring upon any Participant the right to continue in the employment of Corporation,

     11. Authority or Committee.   The Committee shall have the full power and
  authority to interpret, construe and administer this Plan. The Committee's interpretations and construction hereof and actions hereunder shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this Plan unless attributable to his own willful misconduct or lack of good faith.

     12.  Liability of the Corporation.   Nothing contained in the Plan or the
  Participation Agreement shall constitute the creation of a trust or other fiduciary relationship between Corporation and Participant or between Corporation and Beneficiary or any other person. Corporation shall not be considered a trustee by reason of the existence of this Plan or the Participation Agreement.

     13.  Funding Assets.   Corporation reserves the absolute right in its sole
  and exclusive discretion either to fund the obligations of Corporation undertaken by this Plan or to refrain from funding the same, and to determine the extent, nature and method of such funding. Should Corporation elect to fund this Plan, in whole or in part, through life insurance contracts, Corporation shall be the owner and beneficiary of each such policy. Corporation reserves the absolute right, in its sole discretion, to terminate any such contract, as well as any other funding program, at any time, either in whole or in part. Title to, and beneficial ownership of, any assets which Corporation may earmark to pay the benefits hereunder shall at all times remain in Corporation. Participant and Participant's Beneficiary shall not have any property interest whatsoever in any specific assets of corporation. Nothing set forth in this Plan shall cause such assets to be treated as anything but the general assets of Corporation. If Corporation purchases life insurance contracts on the life of the Participant, Participant agrees to sign any applications that may be reasonably required for that purpose and to undergo any medical examination or tests which may be reasonably necessary in such regard.
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     14.  Claims Procedure.   In the event that benefits under paragraph 3 or 5
  of this Plan are not paid to the Participant or his Beneficiary, and such person feels entitled to receive them, a claim shall be made in writing to the Plan Administrator within 60 days from the date payments are not made. Such claim shall be reviewed by the Plan Administrator. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within 90 days setting forth the specific reasons for denial, specific reference to the provisions of this Plan upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

       If a claim is denied and a review is desired, the Participant shall notify the Plan Administrator in writing within 60 days (and a claim shall be deemed denied if the Plan Administrator does not take any action with the aforesaid 90 day period). In requesting review, the Participant may review this Plan or any documents relating to it and submit any written issues and comments the Participant may feel appropriate. In its sole discretion, the Plan Administrator shall then review the claim and provide a written decision within 60 days. This decision likewise shall state the specific reasons for the decision and shall include specific reference to specific provisions of this Plan on which the decision is based.

       15.   Governing Law.   This Plan shall be governed by the laws of the
  Commonwealth of Pennsylvania.

       16.  Language.   Whenever used in this Plan, the singular number shall
 include the plural, the plural the singular and the use of any gender shall include all genders.

       17.   Effective Date.   This Plan shall be effective beginning April 20,
  1993.

                                                C-COR ELECTRONICS, INC.

                                                By:   David A. Woodle
                                                     President and CEO




 Approved by C-COR Board of Directors on April 20, 1993
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                                                                  April 20, 1993


                                   APPENDIX A

              NUMBER OF
           YEARS PRIOR TO
          NORMAL RETIREMENT                           EARLY RETIREMENT
               DATE                                         FACTOR
          -----------------                           ----------------
                1                                          0.9145
                2                                          0.8372
                3                                          0.7670
                4                                          0.7034
                5                                          0.6456
                6                                          0 5932
                7                                          0.5454
                8                                          0.5020
                9                                          0.4625
               10                                          0.4264
               11                                          0.3935
               12                                          0.3635
               13                                          0.3360
               14                                          0.3108
               15                                          0.2877
               16                                          0.2665
               17                                          0.2471
               18                                          0 2292
               19                                          0.2127
               20                                          0.1976
               21                                          0.1836
               22                                          0.1707
               23                                          0.1588
               24                                          0.1479
               25                                          0.1377
               26                                          0.1283
               27                                          0.1196
               28                                          0.1116
               29                                          0.1041
               30                                          0.0972
               31                                          0.0908
               32                                          0.0848
               33                                          0.0793
               34                                          0.0741
               35                                          0.0694


                SOURCE:  MODIFIED UP-84 MORTALITY TABLE AT 6.25%
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                                                                  April 20, 1993


                                   APPENDIX B

          NUMBER OF YEARS
    .     LESS THAN TEN YEARS                          BENEFIT
          OF PARTICIPANT STATUS                       PERCENTAGE

                  1                                      90%
                  2                                      80%
                  3                                      70%
                  4                                      60%
                  5                                      50%


  SOURCE: BASED ON A STRAIGHT-LINE PERCENTAGE REDUCTION




                                                                  April 20, 1993

                                   APPENDIX C



           .      NUMBER OF
                 YEARS AFTER
               NORMAL RETIREMENT               LATE RETIREMENT
                     DATE                          FACTOR
               -----------------               ---------------

                          1                        1.0817
                          2                        1.1714
                          3                        1.2700
                          4                        1.3787
                   5 OR MORE                       1.4986


               SOURCE:  MODIFIED UP-84 MORTALITY TABLE AT 6.25%
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                                                                  "Attachment D"

                             C-COR ELECTRONICS, INC

                          SUPPLEMENTAL RETIREMENT PLAN
                            PARTICIPATION AGREEMENT

     1. I, the undersigned Participant ("Participant"), hereby acknowledge receipt of a copy of the Supplemental Retirement Plan of C-COR Electronics, Inc. ("Corporation"), effective April 20, 1993 (the "Plan"), By completion of this Agreement, I agree to comply with the terms of the Plan in all respects. I understand that all provisions of the Plan are hereby made a part of this Agreement,

     2. In consideration of the foregoing and subject to the terms of the Plan, Corporation promises to pay the Supplemental Retirement Benefit therein described of $1,500.00 per month.

     3.   Tax Advice.   I agree I have been advised by Corporation to consult my
  own tax advisors with respect to this Agreement and that neither corporation nor its representatives have made or make any representation or warranties as to such consequences.

     4.   Insurance Policies.   I understand that corporation may make
  application to purchase a life insurance policy or policies on my life, which will be owned by Corporation and under which it will be the sole beneficiary. I agree to provide Corporation with such information as it may require in order to make such application and to cooperate fully with Corporation in respect of such application, including the taking of a physical examination if requested to do so. In this connection, I represent that my date of birth is 11/21/59. In the event the insurance company to which application is made, declines to issue the policy at standard premium rates, this Agreement will be void unless Corporation decides otherwise. Similarly, if I should die prior to the date on which payment of the Supplemental Retirement Benefit commences and the proceeds of a policy on my life are not paid to Corporation because the information I have furnished in connection with the application is materially false or my death was caused by suicide within two (2) years of the date on the policy on my life issues, Corporation will be under no obligation to pay the Survivor Benefit herein provided.

     5.   No Emp1oyment Commitment.   Nothing in this Agreement shall be
 construed to imply any commitment on the part of Corporation to continue me in its employ.

     6.   Beneficiary.   I hereby designate the following person or persons as
 my beneficiary or beneficiaries under this Agreement.

 Primary         Scott L. Beahm (Husband)

 Contingent      Devin M. Beahm and Trevor S. Beahm (Children)

 I reserve the right to change my beneficiary at any time and for any reason and without notice to or the consent of the beneficiary or beneficiaries, by delivering a writing to that effect to the office of the Secretary of Corporation or its successor,

     7.   Additional Conditions

     8. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

  Dated:  11/9/98

                                           Mary G. Beahm
                                           Participant

                                           C-COR ELECTRONICS, INC.
                                           By:  David A. Woodle


  4/20/93